Exhibit 99.1

Armstrong World Industries Announces Initiation of Quarterly Dividend

LANCASTER, Pa., November 6, 2018 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today announced that its Board of Directors has approved the initiation of a dividend program under which the company will pay a regular quarterly cash dividend of $0.175 per share ($0.70 per share on an annualized basis) to shareholders.  The first dividend will be paid on December 14, 2018, to shareholders of record as of the close of business on December 4, 2018.

"The decision by the Board to initiate a dividend represents a meaningful milestone in our evolution and again demonstrates confidence in our strong operating performance, industry leading free cash flow generation and positive long-term financial outlook," said Vic Grizzle, President and CEO of Armstrong. "The addition of quarterly dividends to our ongoing share repurchase program underscores our commitment to bring value to our shareholders.  Given our strong and predictable free cash flow we are confident that we have sufficient liquidity to invest for growth and return cash to shareholders."

The declaration and payment of future dividends and capital allocations will be at the discretion of the Board of Directors and will be dependent upon, among other things, the company's financial position, results of operations, cash flow and other factors.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, future dividends or capital allocation, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

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